(d)(1)(i)(A)(xxii)

AMENDMENT NO. 21

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 21 effective as of September 1, 2017 (“Amendment No. 21”), to the Investment Management Agreement, dated as of May 1, 2011, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability company organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to modify the fees and breakpoint schedules with respect to certain Portfolios, as highlighted in Appendix B.

NOW, THEREFORE, The Trust and FMG LLC agree to modify and amend the Agreement as follows:

1.	Removed Portfolio. All references to AXA/Pacific Global Small Cap Value Portfolio are hereby removed from the Agreement.

2.

Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto; and

3.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 21 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/Brian Walsh	By:	/s/Michal Levy
	Brian Walsh		Michal Levy
	Chief Financial Officer and		Senior Vice President and
	Treasurer		Chief Operating Officer

APPENDIX A

AMENDMENT NO. 21 TO

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation
Portfolio

1290 VT DoubleLine Opportunistic Bond
Portfolio

1290 VT Energy Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio
1290 VT Micro Cap Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

AXA/Franklin Balanced Managed Volatility
Portfolio

AXA/Franklin Small Cap Value Managed
Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/Janus Enterprise Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Morgan Stanley Small Cap Growth
Portfolio

AXA/Mutual Large Cap Equity Managed
Volatility Portfolio

AXA/Templeton Global Equity Managed
Volatility Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA International Core Managed Volatility
Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility
Portfolio

AXA Large Cap Growth Managed Volatility
Portfolio

AXA Large Cap Value Managed Volatility
Portfolio

AXA Mid Cap Value Managed Volatility
Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 21 TO

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Natural Resources	0.500%	0.450%	0.425%
1290 VT Real Estate	0.500%	0.450%	0.425%
1290 VT Socially Responsible	0.500%	0.450%	0.425%
EQ/Common Stock Index	0.350%	0.300%	0.275%
EQ/Core Bond Index	0.350%	0.300%	0.275%
EQ/Equity 500 Index	0.250%	0.200%	0.175%
EQ/Intermediate Government Bond	0.350%	0.300%	0.275%
EQ/International Equity Index	0.400%	0.350%	0.325%
EQ/Large Cap Growth Index	0.350%	0.300%	0.275%
EQ/Large Cap Value Index	0.350%	0.300%	0.275%
EQ/Mid Cap Index	0.350%	0.300%	0.275%
EQ/Small Company Index	0.250%	0.200%	0.175%

(as a percentage of average daily net assets)
ETF Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Energy	0.500%	0.450%	0.425%
1290 VT Low Volatility Global Equity	0.500%	0.450%	0.425%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter

EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

AXA/Franklin Small Cap Value Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
1290 VT DoubleLine Dynamic Allocation	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
AXA Global Equity Managed Volatility	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
AXA/ClearBridge Large Cap Growth	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Franklin Balanced Managed Volatility	0.650%	0.600%	0.575%	0.550%	0.525%
AXA/Goldman Sachs Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Invesco Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Janus Enterprise	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Legg Mason Strategic Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/Mutual Large Cap Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
AXA/Templeton Global Equity Managed Volatility	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/BlackRock Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter

1290 VT Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
1290 VT Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
AXA/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
AXA/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Mid Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Mid Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Volatility Managed Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
AXA International Core Managed Volatility	0.600%	0.575%	0.525%	0.500%	0.475%
AXA International Value Managed Volatility	0.600%	0.575%	0.525%	0.500%	0.475%
AXA Large Cap Core Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Large Cap Growth Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Large Cap Value Managed Volatility	0.500%	0.475%	0.425%	0.400%	0.375%
AXA Mid Cap Value Managed Volatility	0.550%	0.525%	0.475%	0.450%	0.425%

(as a percentage of average daily net assets)
Pactive Fixed Income Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
1290 VT Convertible Securities	0.700%	0.680%	0.660%	0.640%	0.630%
1290 VT High Yield	0.600%	0.580%	0.560%	0.540%	0.530%
EQ/Global Bond PLUS	0.550%	0.530%	0.510%	0.490%	0.480%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
AXA/AB Short Duration Government Bond	0.450%	0.430%	0.410%	0.390%	0.380%
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%
1290 VT DoubleLine Opportunistic Bond	0.600%	0.575%	0.550%	0.530%	0.520%

(as a percentage of average daily net assets)
	First $2 Billion	Next $4 Billion	Next $3 Billion	Thereafter
ATM Portfolios
ATM International Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Large Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Mid Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
ATM Small Cap Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 2000 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 400 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA 500 Managed Volatility	0.450%	0.425%	0.400%	0.350%
AXA International Managed Volatility	0.450%	0.425%	0.400%	0.350%